Exhibit 4.2

OIL STATES INTERNATIONAL, INC.

AND

THE GUARANTORS NAMED HEREIN,

AND

WELLS FARGO BANK, N.A.,

as Trustee

 THIRD SUPPLEMENTAL INDENTURE

Dated as of May 29, 2014

to

Indenture

Dated as of June 1, 2011

6.500% Senior Notes due 2019

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 29, 2014, is by and among Oil States International, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein), and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

WHEREAS, the Company, the Guarantors and the Trustee are parties to that certain Indenture dated as of June 1, 2011 (the “Indenture”), as supplemented by the First Supplemental Indenture dated as of September 10, 2012 and the Second Supplemental Indenture dated as of February 15, 2013, relating to the Company’s 6.500% Senior Notes due 2019 (the “Notes”);

WHEREAS, $600,000,000 aggregate principal amount of Notes are currently outstanding;

WHEREAS, Section 9.2 of the Indenture provides that, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or any Guarantees or waive any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes (subject to certain exceptions);

WHEREAS, the Company desires and has requested the Trustee to join with it and the Guarantors in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.2 of the Indenture;

WHEREAS, the Company has been soliciting consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated May 9, 2014 and the related Consent and Letter of Transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Tender Offer”);

WHEREAS, (1) the Company has received the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Company or any of its Affiliates), all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.6 of the Indenture and (3) the Company and the Guarantors have satisfied all other conditions required under Article Nine of the Indenture to enable the Company, the Guarantors and the Trustee to enter into this Supplemental Indenture.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

Section 1.1. Amendments to Article Three. The Indenture is hereby amended by replacing “30 days” with “three days” in Sections 3.1 and 3.3, and the first sentence of the last paragraph in Section 3.3 is hereby amended and restated in its entirety as follows:

“At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 3 days prior to the date of the giving of the notice of redemption (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph.”

Section 1.2.     Amendments to Articles Four, Five and Six. The Indenture is hereby amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety:

Section 4.3 (Provision of Financial Information);

Section 4.5 (Taxes);

Section 4.6 (Stay, Extension and Usury Laws);

Section 4.7 (Limitation on Restricted Payments);

Section 4.8 (Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries);

Section 4.9 (Limitations on Additional Indebtedness);

Section 4.10 (Limitation on Asset Sales);

Section 4.11 (Limitations on Transactions With Affiliates);

Section 4.12 (Limitations on Liens);

Section 4.13 (Offer to Purchase upon Change of Control);

Section 4.14 (Corporate Existence);

Section 4.15 (Conduct of Business);

Section 4.16 (Additional Guarantees);

Clauses (a) and (b) of Section 5.1(a) (Consolidation, Merger, Conveyance, Transfer or Lease); and Clauses (3), (4), (5), (6), (7) and (8) of Section 6.1 (Events of Default).

Section 1.2     Amendments to Notes. The Notes are hereby amended to modify or delete, as applicable, all provisions to reflect the amendments to the Indenture effected by this Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1     Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.2     Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.

Section 2.3     Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.4     Successors. All agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.5     Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.

Section 2.6     Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7     Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantors, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 2.8     Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the purchase by the Company, pursuant to the Tender Offer, of at least a majority in principal amount of the outstanding Notes (excluding any Notes owned by the Company or any of its Affiliates), with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such purchase shall not occur. The Company shall notify the Trustee promptly after the occurrence of such purchase or promptly after the Company shall determine that such purchase will not occur.

Section 2.9     Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose may be stamped, imprinted or otherwise legended by the Company, with a notation as follows:

“Effective as of May 29, 2014, certain restrictive covenants of the Company and certain Events of Default have been eliminated or limited, as provided in the Supplemental Indenture, dated as of May 29, 2014. Reference is hereby made to such Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 2.10     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

OIL STATES INTERNATIONAL, INC.

/s/ Lloyd Hajdik
Lloyd Hajdik
Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Supplemental Indenture]

Guarantors:

ACUTE TECHNOLOGICAL SERVICES, INC.

/s/ Lloyd Hajdik
Lloyd Hajdik
Vice President & Assistant Treasurer

CAPSTAR HOLDING, L.L.C.

/s/ Lloyd Hajdik
Lloyd Hajdik
Vice President & Treasurer

CAPSTAR DRILLING, INC.

/s/ Lloyd Hajdik
Lloyd Hajdik
Vice President & Treasurer

CIVEO OFFSHORE LLC

/s/ Bradley Dodson
Bradley Dodson
Vice President & Treasurer

OIL STATES ENERGY SERVICES, L.L.C.

/s/ Lloyd Hajdik
Lloyd Hajdik
Vice President & Treasurer

[Signature Page to Supplemental Indenture]

OIL STATES ENERGY SERVICES HOLDINGS, INC.

/s/ Lloyd Hajdik
Lloyd Hajdik
Vice President & Treasurer

OIL STATES INDUSTRIES, INC.

/s/ Lloyd Hajdik
Lloyd Hajdik
Vice President & Assistant Treasurer

OIL STATES MANAGEMENT, INC.

/s/ Lloyd Hajdik
Lloyd Hajdik
Vice President & Treasurer

OIL STATES SKAGIT SMATCO, LLC

/s/ Lloyd Hajdik
Lloyd Hajdik
Vice President & Assistant Treasurer

OSES INTERNATIONAL HOLDING, L.L.C.
By: Oil States Energy Services Holdings, Inc., its Sole Member

/s/ Lloyd Hajdik
Lloyd Hajdik
Vice President & Treasurer

[Signature Page to Supplemental Indenture]

CIVEO USA LLC

/s/ Bradley Dodson
Bradley Dodson
Vice President

CIVEO MARS HOLDCO 1, LLC

/s/ Bradley Dodson
Bradley Dodson
President, Chief Finance Officer & Treasurer

TEMPRESS TECHNOLOGIES, INC.

/s/ Lloyd Hajdik
Lloyd Hajdik
Vice President & Treasurer

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, N.A., as Trustee

/s/ Patrick Giordano
Patrick Giordano
Vice President

[Signature Page to Supplemental Indenture]